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                                                                  EXECUTION COPY








                                 AMENDMENT NO. 3

                                       TO

                           RECAPITALIZATION AGREEMENT
                   AND PLAN OF MERGER, ORIGINALLY EXECUTED ON
        MARCH 9, 2000 AND AMENDED ON APRIL 10, 2000 AND ON JULY 10, 2000

                                  BY AND AMONG

                      ATX TELECOMMUNICATIONS SERVICES, INC.
                         THOMAS GRAVINA, DEBRA BURUCHIAN
                     MICHAEL KARP, THE FLORENCE KARP TRUST,
                                CORECOMM LIMITED,
                              ATX MERGER SUB, INC.
                                       AND
                            CORECOMM MERGER SUB, INC.

                               DATED JULY 31, 2000
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                                 AMENDMENT NO. 3
                                       TO
                  RECAPITALIZATION AGREEMENT AND PLAN OF MERGER


                  This Amendment No. 3 to the Recapitalization Agreement and Plan of Merger (this "Amendment") is made and entered into July 31, 2000, by and between ATX Telecommunications Services, Inc., Thomas Gravina, Debra Buruchian, Michael Karp, The Florence Karp Trust, CoreComm Limited, ATX Merger Sub, Inc. and CoreComm Merger Sub, Inc. All capitalized terms which are used but not otherwise defined herein shall have meanings specified in the Agreement (as defined below), and all amendments thereto.

                  WHEREAS, CoreComm, CoreComm Merger Sub, ATX, ATX Merger Sub and the ATX Stockholders are parties to that certain Recapitalization Agreement and Plan of Merger, dated March 9, 2000, as amended by Amendment No. 1 to the Recapitalization Agreement and Plan of Merger, dated April 10, 2000, and by Amendment No. 2 to the Recapitalization Agreement and Plan of Merger, dated July 10, 2000 (the "Agreement"), pursuant to which ATX and CoreComm have agreed to combine in order to advance the long-term business interests of ATX and CoreComm; and

                  WHEREAS, the parties hereto desire to revise the Agreement to provide for certain changes to the terms of the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Section 1.2(a)(iii). Section 1.2(a)(iii) of the Agreement is hereby amended in its entirety to read as follows:

                           (iii) $150 million in cash (subject to certain adjustments set forth herein); provided, however, that CoreComm may, at its sole discretion, reduce the aggregate amount of cash to be paid by CoreComm to the ATX Stockholders to not less than $40 million (subject to certain adjustments set forth herein, the "Cash Consideration") and the balance of the $150 million payable under this subsection shall be paid through the issuance of notes with such terms and conditions as set forth in the term sheet attached hereto as Exhibit B (the "Senior Notes;" the combination of the Cash Consideration and Senior Notes payable hereunder being referred to as the "Notes and Cash Consideration;" the Notes and Cash Consideration, together with the ATX Common Stock and the ATX Convertible Preferred Stock, are collectively referred to as the "Exchange
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                                                                               2


         Consideration")(1). The adjustments set forth below to the contrary notwithstanding, if the result of the adjustments set forth below would be the payment to the ATX Stockholders of less than $40 million of the Notes and Cash Consideration in the form of cash (including adjustments pursuant to Section 1.2(j)), such adjustments shall, instead of reducing the Cash Consideration, reduce, on a dollar-for-dollar basis, the principal amount of Senior Notes to the extent that (but only to the extent that) the ATX Stockholders would be entitled to an increase in the Notes and Cash Consideration as a result of the Capital Expenditure Amount as of July 31, 2000 having been greater than $5,877,817. If such adjustment based on the Capital Expenditure Amount is greater than the reduction in cash, the excess of such adjustment shall be made by an increase in the principal amount of the Senior Notes. For avoidance of doubt, the intention of the parties is that any upward adjustment in the purchase price resulting from capital expenditures shall first be by way of a setoff against reductions of the cash consideration otherwise due in accordance with the adjustments below, and any excess over such reduction shall be by way of an increase in the principal amount of the Senior Notes.

         2. Amendment to Section 1.2(b) through (i). Sections 1.2(b) through (i) of the Agreement are hereby amended in their entirety to read as follows:

                           (b) ATX shall prepare as of the earlier of (x) the Closing Date and (y) August 31, 2000, an unaudited consolidated balance sheet (estimated as of the Closing Date or August 31, 2000, as the case may be) (the date as of which such balance sheet is dated being the "Target Date") and unaudited estimated statements of income and cash flows of ATX for the period from the ATX Balance Sheet Date to the Target Date (the "Estimated Target Date Financial Statements") from the GAAP Audited Financials and the books and records of ATX in accordance with GAAP (applied on a consistent basis using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and estimation methodologies used in preparation of the GAAP Audited Financials) and shall set forth the Working Capital as of the Target Date ("Estimated Target Date Working Capital"), the ATX Debt as of the Target Date (the "Estimated Target Date ATX Debt") and the estimated capital expenditures made by ATX and the ATX Partnerships during the period from the ATX Balance Sheet Date to July 31, 2000 (the "Estimated 7/31 Capital Expenditures Amount"). ATX shall prepare the Estimated Target Date Financial Statements as promptly as practicable, but in no event later than the earlier of (A) five (5) business days prior to the scheduled Closing Date, and (B) September 15, 2000. ATX shall provide a copy of the Estimated Target Date Financial Statements to CoreComm not later than three (3) days after its completion, and in any event at least two (2) business days prior to the scheduled Closing Date. If the Target Date is the Closing Date, ATX shall also deliver to CoreComm,


----------------------
         (1) As described on Exhibit B, if Senior Notes are issued the principal amount thereof shall be increased by up to $9,000,000.
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          together with the delivery of the Estimated Target Date Financial
          Statements, a detailed schedule of the distributions permitted by
          Section 1.2(j) hereof, if any, that it estimates will be made on or prior to the Closing Date (the "Estimated Closing Date Distributions"). If the Target Date is August 31, 2000 (and August 31, 2000 is not the Closing Date), not later than five (5) business days prior to the scheduled Closing Date, ATX shall deliver to CoreComm a detailed schedule of the distributions permitted by Section 1.2(j) which (i) have actually been made subsequent to August 31, 2000 and prior to (but not including) the date of such schedule (the "Actual Distributions"), and (ii) ATX estimates will be made from the date of such schedule through the Closing Date (the "Estimated Additional Distributions;" the Actual Distributions together with the Estimated Additional Distributions are together referred to as the "Estimated Distributions."

              In the event that the Estimated Target Date Financial Statements reflect that the Estimated Target Date Working Capital is less than zero (such deficiency, the "Estimated Working Capital Shortfall"), then the Notes and Cash Consideration shall be reduced (subject to the calculation of the final Target Date Financial Statements) by an amount equal to the Estimated Working Capital Shortfall. Any such reduction shall be made as follows: the aggregate amount of Senior Notes to be issued as part of the Notes and Cash Consideration shall be reduced on a dollar-for-dollar basis by an amount equal to the lesser of $5 million and the amount of Estimated Working Capital Shortfall, and, if the Estimated Working Capital Shortfall exceeds $5 million, the Cash Consideration portion of the Notes and Cash Consideration shall be reduced by an amount equal to the amount by which the Estimated Working Capital Shortfall exceeds $5 million. If the Estimated Target Date Financial Statements reflect that the Estimated Target Date Working Capital is greater than zero (such excess, the "Estimated Working Capital Excess") then the Notes and Cash Consideration shall be increased (subject to the calculation of the final Target Date Financial Statements) by increasing the aggregate principal amount of Senior Notes to be issued at the Closing by an amount equal to the amount of the Estimated Working Capital Excess. The Estimated Working Capital Shortfall or Estimated Working Capital Excess, as applicable, shall be the "Estimated Target Date Working Capital Adjustment."

              In the event that the Estimated Target Date Financial Statements reflect that Estimated Target Date ATX Debt is greater than zero, then the Notes and Cash Consideration shall be reduced (subject to the calculation of the final Target Financial Statements) by reducing the amount of the Cash Consideration portion of the Notes and Cash Consideration by an amount equal to the Estimated Target Date ATX Debt.

              In the event that the Estimated Target Date Financial Statements reflect that the Estimated 7/31 Capital Expenditure Amount is less than $5,877,817 (the "Capital Expenditure Target Amount,") the Notes and
         Cash Consideration shall be reduced (subject to the calculation thereof based on the
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                                                                               4


         final Target Date Financial Statements) by reducing the aggregate principal amount of Senior Notes to be issued at the Closing by an amount equal to the difference between the Capital Expenditure Target Amount and the 7/31 Capital Expenditure Amount. In the event that the Estimated Target Date Financial Statements reflect that the 7/31 Capital Expenditure Amount is greater than the Capital Expenditure Target Amount, the Notes and Cash Consideration shall be increased (subject to the calculation thereof based on the final Target Date Financial Statements) by increasing the aggregate principal amount of Senior Notes to be issued at the Closing by an amount equal to the lesser of (i) $1,500,000, and (ii) the difference between the Capital Expenditure Target Amount and the 7/31 Capital Expenditure Amount (the adjustments contemplated by this paragraph being the "Capital Expenditure Adjustment").

                           (c) Within ninety (90) days after the Closing Date (the "Financial Statements Delivery Date"), ATX shall cause to be prepared and delivered to the Stockholder Representative (as defined below) a proposed unaudited balance sheet and proposed unaudited statements of income and cash flows (the "Proposed Target Date Financial Statements") prepared in accordance with GAAP (applied on a consistent basis using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and estimation methodologies that were used in preparation of the GAAP Audited Financials) setting forth the Working Capital of ATX and ATX Debt as of the Target Date, and the Capital Expenditures of ATX and the ATX Partnerships for the period from (and excluding) the ATX Balance Sheet Date through (and including) July 31, 2000. For purposes of this Section 1.2, the Stockholder Representative shall mean BDO Seidman, LLP. ATX shall also prepare and deliver to the Stockholder Representative at the same time as it delivers the Proposed Target Date Financial Statements, its calculation of the amount of the distributions made pursuant to Section 1.2(j) subsequent to the Target Date (the "ATX Distribution Calculation").

                           (d) The Stockholder Representative shall have a period of thirty (30) days (the "Review Period") from the date on which ATX delivers the Proposed Target Date Financial Statements and the ATX Distribution Calculation to the Stockholder Representative pursuant to
         Section 1.2(c), to review the Proposed Target Date Financial Statements and the ATX Distribution Calculation. If, prior to the expiration of the Review Period, the Stockholder Representative does not deliver a Dispute Notice (as defined below) to ATX, the unaudited balance sheet and unaudited statements of income and cash flows included in the Proposed Target Date Financial Statements and the ATX Distribution Calculation shall be deemed to be final and binding upon ATX and the ATX Stockholders for purposes of determining the Working Capital of ATX, the ATX Debt as of the Target Date, the Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through July 31, 2000 and the amount of the distributions made pursuant to Section 1.2(j) subsequent to the Target Date (the "Post-Target Date Distributions"). The unaudited balance sheet and
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         unaudited statements of income and cash flows included in the Proposed
         Target Date Financial Statements shall not become final and binding at the end of the Review Period, nor shall the ATX Distribution Calculation become final and binding if, prior to the expiration of the Review Period, the Stockholder Representative delivers a written notice to ATX (the "Dispute Notice") setting forth in reasonable detail the disagreements that the Stockholder Representative has with the unaudited balance sheet and/or either of the unaudited statements of income and cash flows included in the Proposed Target Date Financial Statements and/or with the ATX Distribution Calculation and the effect which such disagreements would have on the calculation of any of the Working Capital of ATX, the ATX Debt as of the Target Date, the Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through July 31, 2000, the ATX Distribution Calculation or the amount (or form) of Notes and Cash Consideration payable to the ATX Stockholders. If the Stockholder Representative delivers a Dispute Notice prior to the end of the Review Period, the representatives of ATX and the Stockholder Representative shall have a ten (10) day period (the "Settlement Period") from the date of the delivery of the Dispute Notice to attempt to resolve any dispute set forth in the Dispute Notice and to agree upon an unaudited balance sheet and unaudited statements of income and cash flows and/or upon the amount of the Post-Target Date Distributions, which shall be binding on ATX and the ATX Stockholders for purposes of this Agreement and to agree upon the Working Capital of ATX , the ATX Debt as of the Target Date, the Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through July 31, 2000 and the Post-Target Date Distributions. If the Stockholder Representative and ATX have not arrived at an agreement during the Settlement Period, then, at any time following the termination of the Settlement Period, either the Stockholder Representative or ATX may submit the issue in dispute to the Philadelphia, Pennsylvania office of PricewaterhouseCoopers LLP (the "Accountant") for resolution in accordance with this Section. In resolving any disputed item, the Accountant (i) shall be bound by the provisions of this Section 1.2, (ii) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party,
         (iii) shall make its determination based solely on information submitted by the parties and not by independent review and (iv) shall be instructed to issue a report containing its resolution of the disputed issue or issues (the "Accountant's Report") within thirty (30) days following submission of the dispute. The Accountant's Report shall be delivered by the Accountant to ATX and the Stockholder Representative, and shall be final and binding on ATX and the ATX Stockholders for purposes of this Agreement. The fees charged by the Accountant shall be paid by ATX.

                           (e) During the period of any dispute within the contemplation of this Section 1.2, the ATX Stockholders, the Stockholder Representative and their representatives (including counsel and accountants) shall have reasonable access during normal business hours to all books, records, employees, offices and other facilities and properties of the Surviving Corporation to the extent required

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         to complete their review of the Target Date Financial Statements and their examination of the calculations with respect to the ATX Distribution Calculation and shall be permitted to review the working papers (subject to the execution of customary waivers, releases and indemnifications), if any, of ATX or its auditor relating to the Target Date Financial Statements or the ATX Distribution Calculation; provided that any such access shall not unreasonably interfere with the day-to-day operations of ATX and shall be limited to those items related to the assessment of the Target Date Financial Statements or the ATX Distribution Calculation, as the case may be, and matters related thereto. ATX and CoreComm or their auditors shall cooperate with the ATX Stockholders and other representatives of the ATX Stockholders in facilitating such review.

                           (f) In the event that the final Target Date Financial Statements reflect that the Working Capital of ATX as of the Target Date is less than zero (such deficiency, the "Final Working Capital Shortfall"), then the Notes and Cash Consideration shall be reduced by an amount equal to the excess of zero over the Final Working Capital Shortfall (the "Final Shortfall"); provided, however, that the Final Shortfall shall be adjusted to reflect any adjustments to the Notes and Cash Consideration previously made due to an Estimated Target Date Working Capital Adjustment. Any such reduction shall be made to by reducing the Cash Consideration and/or the Notes to the same extent as they would have been reduced had the Final Shortfall been used at the Closing rather than the Estimated Working Capital Adjustment. If the Final Target Date Balance Sheet reflects that the Working Capital of ATX as of the Target Date is greater than zero (a "Final Working Capital Excess") then the Notes and Cash Consideration shall be increased by issuing additional Senior Notes to the ATX Stockholders in an aggregate amount equal to the excess of the Final Working Capital Excess over the amount of Working Capital generated subsequent to July 31, 2000; provided, however, that the Final Working Capital Excess (and any related amounts to be paid) shall be adjusted to reflect any adjustments to the Notes and Cash Consideration previously made due to an Estimated Target Date Working Capital Adjustment.

                           (g) In the event that the final Target Date Financial Statements reflect that the ATX Debt is greater than zero (such amount the "Final ATX Debt"), then the Notes and Cash Consideration shall be decreased by reducing the Cash Consideration portion of the Notes and Cash Consideration as provided in Section 1.2(i); provided, however, that the Final ATX Debt shall be adjusted to reflect any adjustments to the Closing Exchange Consideration previously made due to any Estimated Target Date ATX Debt.

                           (h) In the event that the final Target Date Financial Statements reflect that the capital expenditures made by ATX during the period from the ATX Balance Sheet Date to July 31, 2000 (the "7/31 Capital Expenditure Amount") is less than the Estimated 7/31 Capital Expenditure Amount, then the Notes and Cash Consideration shall be decreased by decreasing the aggregate
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         principal amount of Senior Notes by an amount equal to the excess of the Estimated 7/31 Capital Expenditure Amount over the 7/31 Capital Expenditure Amount; provided, however, if the Estimated 7/31 Capital Expenditure Amount was an amount in excess of $1,500,000 over the Capital Expenditure Target Amount, then, for purposes of the calculation required by this subsection (h), the Estimated 7/31 Capital Expenditure Amount shall be deemed to have been an amount equal to $1,500,000 over the Capital Expenditure Target Amount. For purposes of
         Section 1.2, the 7/31 Capital Expenditure Amount shall include only amounts paid or payable by ATX prior to the Target Date which have been purchased and installed by ATX on or prior to July 31, 2000.

                           (i) In the event of any reduction to the Notes and Cash Consideration occurring after the Closing by operation of Subsections (f) through (h) above which involves a reduction in the Cash Consideration, the ATX Stockholders shall be jointly and severally liable to pay to ATX in cash the amount in question. In the event of any reduction of the Notes and Cash Consideration occurring after the Closing by operation of Subsections (f) through (h) above which involves a reduction in the aggregate principal amount of the Senior Notes, ATX shall be entitled to cause each of the Senior Notes to be reduced by its pro-rata portion of such amount; provided, however, that in lieu of having the principal amount of any Senior Note reduced, the ATX Stockholder who originally received the indebtedness evidenced by such Senior Note may deliver to ATX a personal note having the same interest rate, payment and maturity dates as the Senior Notes in an amount equal to the amount which such ATX Stockholder's Senior Note would have been reduced; provided further, however, that such personal notes may only be delivered in respect of such ATX Stockholder's ratable share of $5,000,000. For purposes hereof, an ATX Stockholder's ratable share shall mean a fraction, the numerator of which is the aggregate principal amount of Senior Notes actually issued to such ATX Stockholder at the Closing (without giving effect to any post-Closing adjustment thereof pursuant to Sections 1.2(f) through (h) hereof) and the denominator of which is the aggregate amount of all Senior Notes actually issued to the ATX Stockholders at the Closing (without giving effect to any post-Closing adjustment thereof pursuant to Sections 1.2(f) through (h) hereof).

         3. Amendments to Section 1.2(j). Section 1.2(j) of the Agreement is amended as follows:

                  (a) The period at the end of clause (ii) of Section 1.2(j) is deleted and a semicolon is inserted in lieu thereof followed by the word "or."

                  (b) A new clause (iii) is added following clause (ii) and reading as follows:

                           (iii) pay fees and expenses of ATX in connection with the transactions contemplated by this Agreement (such fees and expenses include any
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                                                                               8


         and all investment banking, legal, accounting and similar fees and expenses payable by ATX in connection with the transactions contemplated hereby).

                  (c) The following additional language is inserted following (but not as part of) clause (iii):

         The Notes and Cash Consideration shall be reduced by reducing the Notes and Cash Consideration by an amount equal to any distribution made in accordance with this Section 1.2(j), such reductions being made as follows: the amount of Notes and Cash Consideration, and the portion thereof constituting the Cash Consideration, shall be reduced on a dollar for dollar basis by an amount equal to the Estimated Distributions permitted to be made pursuant to clauses (i) and (ii) of this Section 1.2(j); and the amount of Notes and Cash Consideration, and the portion thereof payable in Senior Notes, shall be reduced on a dollar for dollar basis by an amount equal to the Estimated Distributions that constitute distributions permitted to be made pursuant to clause (iii) of this Section 1.2(j). If the distributions permitted to be made pursuant to clauses (i) and (ii) of this Section 1.2(j) exceeds the amount of the Estimated Distributions in respect thereof, ATX shall be entitled to be paid, and the ATX Stockholders shall be jointly and severally liable to pay to ATX, an amount in cash equal to the amount by which the actual amount of the distributions permitted to be made pursuant to such clauses (i) and (ii) exceeds the amount of the Estimated Distributions in respect thereof. If the distributions permitted to be made pursuant to clause (iii) of this
         Section 1.2(j) exceeds the amount of the Estimated Distributions in respect thereof, ATX shall be entitled to cause each of the Senior Notes to be reduced by its pro-rata portion of the actual amount of the distributions permitted to be made pursuant to such clause (iii) to the extent that such amount exceeds the amount of the Estimated Distributions in respect thereof. The foregoing notwithstanding, any payment made subsequent to August 31, 2000 by ATX to any ATX Stockholder to the extent that such payment constitutes the repayment of funds advanced in cash by such ATX Stockholder to ATX subsequent to August 31, 2000 in order to fund ATX's working capital requirements for the period following August 31, 2000 through the Closing Date shall not be reflected in any purchase price adjustment and ATX shall make such reimbursements, if not already made, at or prior to the Closing Date. Anything in this Section 1.2(j) to the contrary notwithstanding, under no circumstances may the aggregate amount of all distributions permitted by this Section 1.2(j) exceed $25,000,000.

         4. Amendments to Section 1.2(k). Section 1.2(k) of the Agreement is amended as follows:

                  (a) The definition of the term "ATX Capital Expenditure Obligation" is amended to read in its entirety as follows:

                           "ATX Capital Expenditure Obligation" means the obligation of ATX and the ATX Partnerships to make Capital Expenditures from the period commencing January 1, 2000 through July 31, 2000 in the amount and
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         for those categories of items set forth on Section 1.2 of the ATX
         Disclosure Schedule.

                  (b) The definition of the term "ATX Debt" is amended to read in its entirety as follows:

                           "ATX Debt" means all liabilities of ATX, other than current liabilities, as set forth on the Estimated Target Date Financial Statements, the Proposed Target Date Financial Statements and the final Target Date Financial Statements, as applicable.

                  (c) The definition of the term "Capital Expenditure Adjustment" is deleted in its entirety.

         5. Amendment to Section 5.19. The following text in Section 5.19 of the Agreement is deleted in its entirety:

                  "the Escrow Agreement, the Indemnification Escrow Agreement"

         6. Amendment to Section 5.20. Section 5.20 of the Agreement is deleted in its entirety.

         7. Amendment to Section 5.34. Section 5.34 of the Agreement is amended to read in its entirety as follows:

                  5.34 Capital Expenditure Loans. From August 1, 2000 until the earlier of the Closing or the termination of this Agreement in accordance with Article VIII hereof, CoreComm shall provide to ATX the amount required to fund capital expenditures scheduled to be made subsequent to August 1, 2000 in accordance with the ATX business plan heretofore provided by ATX to CoreComm. Any such loan shall be at reasonable commercial terms. If this Agreement shall be terminated prior to the consummation of the Merger as a result of a breach thereof by ATX or an ATX Stockholder or a failure to satisfy any of the conditions set forth in Sections 6.1, 6.2, 6.5, 6.13 through 6.15, 6.19(c), 6.20 and 6.22 of the Agreement, all amounts provided by CoreComm to ATX shall be repaid, together with accrued unpaid interest to the date of repayment and without set-off, not later than thirty days following such termination. If this Agreement is terminated prior to the consummation of the Merger for any reason other than as set forth in the preceding sentence, no repayment of such funds shall be required, and ATX shall have no repayment or other obligations in respect thereof.

         8. Amendment to Section 6.10. Section 6.10 of the Agreement is amended to read in its entirety as follows:

                  6.10 FCC/State PUC Consents. The FCC and State PUCs (other than the Connecticut PUC) shall have granted by Final Order the FCC/State PUC

         Consent Applications, without conditions, qualifications or other restrictions that are likely to have a Material Adverse Effect whether imposed by the FCC or any other Governmental Entity.

         9. Amendment to Section 6.18. Section 6.18 of the Agreement is deleted in its entirety.

         10. Amendment to Section 9.7. Section 9.7 is deleted in its entirety.

         11. Defined Terms. Each reference in the Agreement to the "short term senior notes" or the "Short Term Senior Notes" is hereby amended to refer to the "Senior Notes".

         12. Amendment to Section 12.1. (a) Section 12.1 is hereby amended to delete the following cross-referenced defined terms: "Applicable Amount," "Closing Financial Statements Delivery Date," "Estimated Closing ATX Debt," "Estimated Closing Capital Expenditures," "Estimated Closing Working Capital," "Pre-Closing Financial Statements," "Pre-Closing Working Capital Adjustment" and "Working Capital Shortfall."

                  (b) Section 12.1 is hereby further amended to include the following additional defined term cross-references:

                  Term                                                    Section
                  ----                                                    -------

                  Actual Distributions                                      1.2
                  ATX Distribution Calculation                              1.2
                  ATX Pre-Target Date Distribution                          1.2
                  Capital Expenditure Adjustment                            1.2
                  Capital Expenditure Target Amount                         1.2
                  Estimated Additional Distributions                        1.2
                  Estimated Distributions                                   1.2
                  Estimated Target Date ATX Debt                            1.2
                  Estimated Target Date Financial Statements                1.2
                  Estimated Target Date 7/31 Capital Expenditure Amount     1.2
                  Estimated Target Date Working Capital                     1.2
                  Estimated Target Date Working Capital Adjustment          1.2
                  Estimated Working Capital Excess                          1.2
                  Estimated Working Capital Shortfall                       1.2
                  Notes and Cash Consideration                              1.2
                  Post-Target Date Distributions                            1.2
                  Proposed Target Date Financial Statements                 1.2
                  Senior Notes                                              1.2
                  7/31 Capital Expenditure Amount                           1.2
                  Target Date                                               1.2

         13. Amendment to Exhibits. Exhibits A, B, C and G to the Agreement are hereby superseded and replaced in their entirety with Exhibits A, B, C and G attached hereto, respectively.

         14. Proxy Statement. Subject to obtaining the approval thereof of all parties in interest, CoreComm shall use its reasonable best efforts to cause an amended Schedule 14A relating to the transactions contemplated by the Agreement to be filed with the Securities and Exchange Commission within three (3) business days following the execution and delivery of this Amendment by all parties hereto. As soon as practicable following the filing of a definitive proxy statement with the Securities and Exchange Commission, having due regard for the rules and policies of the Securities and Exchange Commission, CoreComm will mail definitive proxy materials to its stockholders and will convene a meeting of its shareholders to consider the transactions contemplated by the Agreement not later than 30 days following the date of mailing of the definitive proxy materials to the CoreComm stockholders.

         15. Conduct in the Ordinary Course. ATX acknowledges that notwithstanding the fact that the working capital adjustment provided for in
Section 1.2 of the Agreement shall be based on working capital of ATX as of August 31, 2000 (if the Closing Date is subsequent to August 31, 2000), ATX shall continue to be obligated to conduct its business as required by Section
5.3 of the Agreement until the Closing Date; provided, however that the ATX Stockholders and their Affiliates may make advances to ATX to fund ATX's working capital requirements in the ordinary course consistent with past practices, which advances shall not be deemed to constitute a breach of Section 5.3 of the Agreement.

         16. Financing Terms. If CoreComm undertakes its proposed bank and its proposed Rule 144A financing prior to Closing, such financing shall be completed on terms which are not materially different from, in a manner materially adverse to CoreComm, the terms heretofore described to the ATX Stockholders. If either such financing is completed on terms materially different from those described to the ATX Stockholders, and such differences are materially adverse to CoreComm, CoreComm shall immediately notify the ATX Stockholders of such event, and absent a waiver by the ATX Stockholders of such noncompliance, CoreComm shall not be permitted to borrow under the Senior Notes described herein, and the remainder of this amendment shall remain in full force and effect. "Materially different" shall be considered to be any adverse modification to any term of such financings by at least 15% (other than the amount of each type of financing), which may not be increased. The foregoing bank financing must be one comprehensive financing, including the syndication thereof. The intent is that CoreComm will enter the market to obtain one bank financing arrangement to be completed at one time in an amount between $100 million and $200 million. It is not contemplated that CoreComm will do two or more separate bank financings that do not close simultaneously. However, nothing herein is intended to limit CoreComm's ability to structure such bank financing in a customary manner, including, but not limited to, multiple tranches, staggered drawing and other standard provisions. In addition, upon delivery to the ATX Stockholders of a term sheet reasonably acceptable to the ATX Stockholders, the foregoing provisions (and their counterparts in Exhibit B) shall be deemed to apply to a bridge financing in addition to the bank and 144a financings. Such bridge financing will be subject to the same constraints described herein (and in Exhibit B) that apply to the bank and 144a financings.

         17. Stock Option Plan; etc. Not later than seven (7) business days following the date of this Amendment, CoreComm shall deliver to ATX a proposal outlining employee stock option arrangements for ATX as well as term sheets outlining employment and/or consulting services to be provided to CoreComm by Thomas Gravina and Debra Buruchian subsequent to the Closing.

         18. Letter of Credit. CoreComm shall cause to be posted a letter of credit, not to exceed $900,000, which shall be absolute and unconditional supporting ATX's leasehold obligations in respect of the rental of approximately 25,000 square feet of office space located in Bala Cynwyd, Pennsylvania. If this Agreement shall be terminated under conditions which would result in ATX being obligated to repay any capital expenditure advances made by CoreComm pursuant to
Section 5.34 of the Agreement, without regard to any changes made herein, then ATX shall be obligated to take all actions necessary in order to promptly and effectively relieve CoreComm of any liability which it may have in respect of such letter of credit. In the event that the Agreement is terminated and ATX occupies the office space under such lease for at least 30 days following such termination, then ATX shall be required to replace CoreComm on the letter of credit.

         19. Other Provisions Unchanged. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. To the extent that the Agreement includes such terms as "herein," "hereto," "in this Agreement" and the like, such terms shall be interpreted to refer to the Agreement, as modified by this Amendment.

         20. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                           CORECOMM LIMITED


                                           By: /S/ RICHARD J. LUBASCH
                                              Richard J. Lubasch
                                              Senior Vice President - General
                                              Counsel

                                           ATX TELECOMMUNICATIONS
                                           SERVICES, INC.


                                           By: /S/ MICHAEL KARP
                                              Michael Karp
                                              Chief Executive Officer

                                           CORECOMM MERGER SUB, INC.


                                           By: /S/ RICHARD J. LUBASCH
                                              Richard J. Lubasch
                                              President

                                           ATX MERGER SUB, INC.


                                           By: /S/ MICHAEL KARP
                                              Michael Karp
                                              Chief Executive Officer


Solely with respect to Articles 9, 11, 12 and 13 of the Recapitalization Agreement and Plan of Merger, as amended hereby

/S/ THOMAS GRAVINA
Thomas Gravina

/S/ DEBRA BURUCHIAN
Debra Buruchian

/S/ MICHAEL KARP
Michael Karp

THE FLORENCE KARP TRUST

By: /S/ LISA G. KAMINSKY
   Lisa G. Kaminsky, Trustee